Exhibit 99.1

FOR IMMEDIATE RELEASE

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., AN INVESTOR IN PARAGON OUTLETS, CELEBRATES THE OPENING OF PARAGON OUTLETS IN GRAND PRAIRIE, TX

NEW YORK (August 20, 2012)—Paragon Outlets Grand Prairie, the new $100 million, 417,000 square foot outlet center featuring more than 100 leading designer and top brand names serving the Greater Dallas/Fort Worth area, opens for the first time on Thursday, August 16.  Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVPR”) is an investor in Paragon Outlets.

Merchants including Saks Fifth Avenue OFF 5TH, Bloomingdale’s The Outlet Store, J.Crew Factory, Nike Factory Store, DKNY, The PUMA Store and Tommy Hilfiger, among many more, will mark its highly-anticipated debut in the regional marketplace.

“We are pleased to share in the success of Paragon Outlets and the opening of this milestone property,” said Lightstone CEO David Lichtenstein. “This outlet center is representative of the high quality investments Lightstone has made through LVPR. We are confident this $100 million outlet center with its lineup of more than 100 prime retail merchants will become a landmark development and is a testimony to the vision of Paragon’s management.”

About Paragon Outlet Partners

Headquartered in Baltimore, Paragon Outlet Partners is a retail real estate development firm with outlet center development projects serving the Dallas/Fort Worth and San Francisco regions along with a retail and entertainment complex in the Orlando market.  The company’s upscale merchant portfolio includes top designer and leading brand names Saks Fifth Avenue OFF 5TH, Neiman Marcus Last Call, Bloomingdale’s The Outlet Store, Barney’s New York Outlet, Michael Kors, Banana Republic, GAP, Nike Factory Store and Tommy Hilfiger, among many more.  For more information, visit www.paragonoutlets.com.

Forward-Looking Statements

All statements contained in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions or variations thereof. These statements are based on LVPR's current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact:
Anna Waddy

The Lightstone Group

Email: awaddy@lightstonegroup.com

732 367 0129

Adam Friedman
Adam Friedman Associates
Email: adam@adam-friedman.com
917 675 6250

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